EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Corey M. Horowitz, Chairman and CEO
Network-1 Technologies, Inc.
(203) 920-1055 (917) 692-0000

NETWORK-1 REPORTS THIRD QUARTER RESULTS

New Canaan, Connecticut - November 2, 2023 - Network-1 Technologies, Inc. (NYSE AMERICAN: NTIP), a company specializing in the development, licensing, and monetization of its intellectual property assets, today announced financial results for the quarter ended September 30, 2023.

Network-1 had no revenue for the three month periods ended September 30, 2023 and 2022. For the nine month periods ended September 30, 2023 and 2022, Network-1 recorded $820,000 and no revenue, respectively. The revenue for the nine months ended September 30, 2023 was from settlements of several lawsuits relating to Network-1’s Remote Power Patent.

Network-1 realized a net loss of $810,000 or $0.03 per share basic and diluted for the three months ended September 30, 2023 compared with net income of $2,226,000 or $0.09 per share basic and diluted for the three months ended September 30, 2022.

Network-1 realized a net loss of $1,909,000 or $0.08 per share basic and diluted for the nine months ended September 30, 2023 compared with net loss of $618,000 or $0.03 per share basic and diluted for the nine months ended September 30, 2022.

At September 30, 2023, Network-1 had cash and cash equivalents and marketable securities of $44,568,000 and working capital of $44,267,000. Network-1 believes based on its current cash position it will have sufficient cash to fund its operations for the next twelve months and the foreseeable future.

To date, Network-1 has invested an aggregate of $7,000,000 in ILiAD Biotechnologies, LLC, a privately held clinical stage biotechnology company dedicated to the prevention of human disease caused by Bordetella pertussis. On March 10, 2023, ILiAD announced a peer reviewed publication in The Lancet, which summarized its adult Phase 2b clinical study of BPZE1, its proprietary intranasal vaccine for the prevention of pertussis (whooping cough). On September 5, 2023, ILiAD announced the first-ever demonstration of protection against B. pertussis (whooping cough) colonization in its Phase 2b Human Challenge study of it BPZE1 vaccine. At September 30, 2023, Network-1 owned approximately 6.8% of the outstanding units of ILiAD on a non-fully diluted basis.

On June 13, 2023, Network-1’s Board of Directors authorized an extension and increase of its Share Repurchase Program to repurchase up to $5,000,000 of shares of its common stock over the subsequent 24 month period. The common stock may be repurchased from time to time in open market transactions or privately negotiated transactions in its discretion. The timing and amount of the shares repurchased is determined by management based on its evaluation of market conditions and other factors. The Share Repurchase Program may be increased, suspended or discontinued at any time.

Since the inception of the Share Repurchase Program through September 30, 2023, Network-1 has repurchased an aggregate of 9,523,982 shares of its common stock at an aggregate cost of $18,455,467 (exclusive of commissions) or an average per share price of $1.94. During the three months ended September 30, 2023, Network-1 repurchased an aggregate of 163,038 shares of its common stock at an aggregate cost of $369,846 or an average per share price of $2.27. During the nine months ended September 30, 2023, Network-1 repurchased an aggregate of 311,318 shares of its common stock at an aggregate cost of $697,733 (exclusive of commissions) or an average per share price of $2.24. At September 30, 2023, the remaining dollar value of shares that may be repurchased under the Share Repurchase Program was $4,630,154.

Network-1 continues to pay dividends consistent with its dividend policy, which consists of semi-annual cash dividends of $0.05 per share ($0.10 per share annually) which are anticipated to be paid in March and September of each year. On September 8, 2023, the Board of Directors of Network-1 declared a semi-annual cash dividend of $0.05 per common share which was paid on September 29, 2023 to all common stockholders of record as of September 19, 2023. On March 3, 2023, Network-1’s Board of Directors declared a semi-annual cash dividend of $0.05 per share which was paid on March 31, 2023 to all shareholders of record as of March 15, 2023. Network-1’s dividend policy undergoes a periodic review by the Board of Directors and is subject to change at any time depending upon Network-1’s earnings, financial requirements and other factors existing at the time.

ABOUT NETWORK-1 TECHNOLOGIES, INC.

Network-1 Technologies, Inc. is engaged in the development, licensing and protection of its intellectual property and proprietary technologies. Network-1 works with inventors and patent owners to assist in the development and monetization of their patented technologies. Network-1 currently owns ninety-nine (99) U.S. patents and fourteen (14) international patents covering various telecommunications and data networking technologies as well as technologies relating to document stream operating systems and the identification of media content. Network-1’s current strategy includes efforts to monetize five patent portfolios (the Cox, M2M/IoT, HFT, Mirror Worlds and Remote Power Patent portfolios). Network-1’s strategy is to focus on acquiring and investing in high quality patents which management believes have the potential to generate significant licensing opportunities as Network-1 has achieved with respect to its Remote Power Patent and Mirror Worlds Patent Portfolio. Network-1’s Remote Power Patent has generated licensing revenue in excess of $187,000,000 from May 2007 through September 30, 2023. Network-1 has achieved licensing and other revenue of $47,150,000 through September 30, 2023 with respect to its Mirror Worlds Patent Portfolio.

This release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements address future events and conditions concerning Network-1's business plans. Such statements are subject to a number of risk factors and uncertainties as disclosed in the Network-1's Annual Report on Form 10-K for the year ended December 31, 2022 and its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2023 filed with the Securities and Exchange Commission including, among others, Network-1’s uncertain revenue from licensing its intellectual property, uncertainty as to the outcome of pending litigation involving Network-1’s Cox Patent Portfolio and Remote Power Patent, whether Network-1 will be successful in its appeal to the Federal Circuit of the District Court judgement of non-infringement dismissing Network-1’s litigation against Facebook (now Meta Platforms, Inc.), the ability of Network-1 to successfully execute its strategy to acquire or make investments in high quality patents with significant licensing opportunities, Network-1's ability to achieve revenue and profits from its Cox Patent Portfolio, M2M/IoT Patent Portfolio, HFT Patent Portfolio and additional revenue and profit from its Mirror Worlds Patent Portfolio and Remote Power Patent as well as a return on its investment in ILiAD Biotechnologies, LLC or other intellectual property it may acquire or finance in the future, the ability of Network-1 to enter into additional license agreements, uncertainty as to whether cash dividends will continue be paid, Network-1's ability to enter into strategic relationships with third parties to license or otherwise monetize their intellectual property, the risk in the future of Network-1 being classified as a Personal Holding Company which may result in Network-1 issuing a special cash dividend to its stockholders, future economic conditions and technology changes and legislative, regulatory and competitive developments. Except as otherwise required to be disclosed in periodic reports, Network-1 expressly disclaims any future obligation or undertaking to update or revise any forward-looking statement contained herein.

The unaudited condensed consolidated statements of operations and comprehensive loss and condensed consolidated balance sheets are attached.

NETWORK-1 TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

REVENUE	$—	$—	$820,000	$—

OPERATING EXPENSES:
Costs of revenue	—	—	232,000	—
Professional fees and related costs	109,000	117,000	466,000	524,000
General and administrative	679,000	639,000	2,070,000	1,812,000
Amortization of patents	71,000	82,000	236,000	233,000

TOTAL OPERATING EXPENSES	859,000	838,000	3,004,000	2,569,000

OPERATING LOSS	(859,000)	(838,000)	(2,184,000)	(2,569,000)
OTHER INCOME (LOSS):
Interest and dividend income, net	406,000	321,000	1,161,000	532,000
Gain on conversion of note	—	271,000	—	271,000
Gain on equity method investment	—	3,727,000	—	3,727,000
Net realized and unrealized gain (loss) on marketable securities	131,000	(268,000)	420,000	(1,358,000)
Total other (loss) income, net	537,000	4,051,000	1,581,000	3,172,000
(LOSS) INCOME BEFORE INCOME TAXES AND SHARE OF NET LOSS OF EQUITY METHOD INVESTEE	(322,000)	3,213,000	(603,000)	603,000

INCOME TAXES PROVISION:
Current	(13,000)	(274,000)	(13,000)	(274,000)
Deferred taxes, net	(31,000)	976,000	(278,000)	422,000
Total income tax benefit (expense)	(44,000)	702,000	(229,000)	148,000

(LOSS) INCOME BEFORE SHARE OF NET LOSS OF EQUITY METHOD INVESTEE:	(278,000)	2,511,000	(312,000)	455,000

SHARE OF NET LOSS OF EQUITY METHOD INVESTEE	(532,000)	(285,000)	(1,597,000)	(1,073,000)

NET (LOSS) INCOME	$(810,000)	$2,226,000	$(1,909,000)	$(618,000)

Net (loss) income per share
Basic	$(0.03)	$0.09	$(0.08)	$(0.03)
Diluted	$(0.03)	$0.09	$(0.08)	$(0.03)

Weighted average common shares outstanding:
Basic	23,803,567	23,765,089	23,867,204	23,830,702
Diluted	23,803,567	24,065,724	23,867,204	23,830,702

Cash dividends declared per share	$0.05	$0.05	$0.10	$0.10

NET (LOSS) INCOME	$(810,000)	$2,226,000	$(1,909,000)	$(618,000)

OTHER COMPREHENSIVE INCOME (LOSS) Net unrealized holding gain (loss) on corporate bonds and notes during the period, net of tax	14,000	2,000	14,000	(2,000)

COMPREHENSIVE (LOSS) INCOME	$(796,000)	$2,228,000	$(1,895,000)	$(620,000)

NETWORK-1 TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	September 30, 2023	December 31, 2022
ASSETS CURRENT ASSETS:
Cash and cash equivalents	$20,886,000	$13,448,000
Marketable securities, at fair value	23,682,000	34,991,000
Prepaid taxes	308,000	177,000
Other current assets	41,000	348,000
TOTAL CURRENT ASSETS	44,917,000	48,964,000
OTHER ASSETS:
Patents, net of accumulated amortization	1,356,000	1,592,000
Equity investment	5,655,000	7,252,000
Operating leases right-of-use asset	16,000	161,000
Security deposit	13,000	—
Total Other Assets	7,040,000	9,005,000
TOTAL ASSETS	$51,957,000	$57,969,000
LIABILITIES AND STOCKHOLDERS’ EQUITY: CURRENT LIABILITIES:
Accounts payable	$250,000	$507,000
Income taxes payable	26,000	115,000
Accrued payroll	1,000	317,000
Other accrued expenses	350,000	587,000
Operating lease obligation, current	23,000	79,000
Total Current Liabilities	650,000	1,605,000
LONG TERM LIABILITIES:
Deferred tax liability	883,000	1,161,000
Operating lease obligation, non-current	—	94,000
TOTAL LIABILITIES	$1,533,000	$2,860,000
COMMITMENTS AND CONTINGENCIES (Note G)
STOCKHOLDERS’ EQUITY
Preferred stock, $0.01 par value, authorized 10,000,000 shares; none issued and outstanding at September 30, 2023 and December 31, 2022	—	—
Common stock, $0.01 par value; authorized 50,000,000 shares; 23,659,472 and 23,863,639 shares issued and outstanding at September 30, 2023 and December 31, 2022, respectively	236,000	239,000
Additional paid-in capital	67,326,000	66,939,000
Accumulated deficit	(17,138,000)	(12,055,000)
Accumulated other comprehensive loss	—	(14,000)
TOTAL STOCKHOLDERS’ EQUITY	50,424,000	55,109,000
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$51,957,000	$57,969,000